Exhibit 8.1

Vinson & Elkins ATTORNEYS AT LAW	VINSON & ELKINS L.L.P. 666 Fifth Avenue 26th Floor NEW YORK, NY 10103-0040 TELEPHONE (917) 206-8000 FAX (917) 206-8100 www.velaw.com

March 10, 2003

Sunoco Logistics Partners L.P.

Sunoco Logistics Partners Operations L.P.

Sunoco Partners Marketing & Terminals L.P.

Sunoco Pipeline L.P.

Ten Penn Center

3rd Floor

Philadelphia, PA 19103

Ladies and Gentlemen:

We have acted as counsel for Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of units representing limited partner interests in the Partnership (the “Units”); (ii) the offer and sale by Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Operating Partnership”) of unsecured debt securities from time to time, pursuant to Rule 415 under the Securities Act, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and (iii) guarantees (the “Guarantees”) of such Debt Securities by the Partnership, as Guarantor, and Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership (“Marketing LP”) and Sunoco Pipelines L.P., a Texas limited partnership (“Pipelines LP”, and together with Marketing LP, the “Subsidiary Guarantors”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” in the Prospectus (the “Discussion”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner, included in such discussion, as to which we express no opinion).

AUSTIN    •    BEIJING    •    DALLAS    •    HOUSTON    •     LONDON    •    MOSCOW    •    NEW YORK    •    SINGAPORE    •    WASHINGTON, D.C.

March 10, 2003

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.